UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026
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SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2026 (the “Closing Date”), SelectQuote, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement” or “Agreement”) with PLC Agent LLC, as administrative agent, UMB Bank, N.A. (“UMB”), as lender and revolver agent, and the other lenders party thereto. The Credit Agreement provides for (i) a $325 million senior secured term loan (the “Term Loan”) and (ii) a $90 million senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan, the “Senior Secured Credit Facility”).

On the Closing Date, approximately $313.8 million of the proceeds from the Term Loan were used to repay all outstanding amounts under the Company’s previous credit facility pursuant to the credit agreement, dated as of November 5, 2019, by and among the Company and Ares Capital Corporation, as administrative agent, UMB, as lender and revolver agent, and the other lenders party thereto (as amended, the “Previous Credit Agreement”), and for certain transaction expenses and fees. The remainder of the proceeds of the Term Loan will be used to support ongoing working capital needs and for general corporate purposes. The Revolving Credit Facility is available for general corporate purposes, including up to $5.0 million in letters of credit.

Subject to certain downward adjustments as set forth in the Agreement, the Term Loan will bear interest at a rate per annum equal to either (i) SOFR (subject to a floor of 3.00%) plus 6.50% or (ii) a base rate plus 5.50%, and amounts drawn on the Revolving Credit Facility will accrue interest at a rate per annum equal to either (i) SOFR (subject to a floor of 3.00%) plus 4.00% or (ii) a base rate plus 3.00%. The Term Loan is subject to quarterly amortization equal to 0.625% of the initial principal amount until June 30, 2027 and 1.25% of the initial principal amount thereafter. The Term Loan is also subject to mandatory prepayment in the event the aggregate loans outstanding under the Senior Secured Credit Facility exceed a specified borrowing base determined based on the aggregate balance of certain of the Company’s receivables, and in certain other circumstances set forth in the Agreement.

The Agreement contains customary affirmative and negative covenants and requires the Company and certain of its subsidiaries to maintain a minimum fixed charge coverage ratio and minimum liquidity as set forth therein. The obligations of the Company under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries and secured by a security interest in all assets of the Company and the guarantor subsidiaries, subject to certain exceptions detailed in the Agreement and related ancillary documentation.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Previous Credit Agreement was terminated on the Closing Date. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 12, 2026, the Company issued a press release regarding the transactions described herein. Copies of the press release and related investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1*	Credit Agreement, dated as of January 8, 2026, by and among the Company, certain subsidiaries of the Company, the lenders party thereto, PLC Agent LLC, as Administrative Agent, and UMB Bank, N.A., as Revolver Agent
99.1**	Press Release dated January 12, 2026
99.2**	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy of any omitted exhibit or schedule upon request by the SEC.

**Furnished not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: January 12, 2026	By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel and Corporate Secretary